POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Jason N. Zimmer and Betty J. Zabratanski his/her true and lawful attorneys-in-fact to:

1)

execute for and on behalf of the undersigned a Form 3, Form 4, Form 5 and/or Form 144 (the "Form") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules thereunder as filed with the Securities and Exchange Commission;

2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such form and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the conditions as such attorney-in-fact may approve in his/her discretion.

     The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all interests and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective on the 25th day of April, 2009 ("Effective Date") and continuing until the earlier of a period of 12 months from the Effective Date or the termination of employment with United States Cellular Corporation of the particular Attorney-in-Fact.

/s/ Jay M. Ellison
Jay M. Ellison
United States Cellular Corporation
Executive Vice President and Chief
Operating Officer
8410 West Bryn Mawr
Chicago, Illinois 60631

SUBSCRIBED AND SWORN TO BEFORE ME THIS 15TH DAY OF APRIL, 2009

____________________________________ (SEAL) Notary Public